Exhibit 23


GH&I                                         1200 Ashwood Parkway
------------------------------------         Suite 300
Gifford, Hillegass & Ingwersen, P.C.         Atlanta, GA  30338
------------------------------------         (770) 396-1100  Fax: (770) 393-0319

Certified Public Accountants                 233 Peachtree Street, Suite 815
                                             Harris Tower - Peachtree Center
                                             Atlanta, GA  30303-1506
                                             (404 586-0036  Fax: (404) 589-8082


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Apple Homes Corporation on Form 10-K of our report dated May 12, 2000, on our audit of the consolidated financial statements of Apple Homes Corporation and Subsidiaries as of March 31, 2000 and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-K.



                                        /s/ Gifford, Hillegass & Ingwersen, P.C.
                                        ----------------------------------------
                                        Gifford, Hillegass & Ingwersen, P.C.

Atlanta, Georgia
June 26, 2000